77Q1(e)(1)

Amendment No. 4 to Management Agreement
between American Century Investment Trust and American Century Investment
Management, effective as of October 2, 2017
(filed electronically as Exhibit d11 to Post-
Effective Amendment No. 69 to the Registration
Statement of the Registrant on September 29,
2017, File No. 33-65170 and incorporated herein by reference).